Exhibit 10.5

OPERATING AGREEMENT

FOR

ecoMates, LLC

A NEVADA LIMITED LIABILITY COMPANY

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.  ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

OPERATING AGREEMENT

FOR

ecoMates, LLC

A NEVADA LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT (the “Agreement”) is made and entered into as of the ___th day of March, 2009 by ecoMates, LLC, (the “Company”) a Nevada limited liability company and Ethos Environmental, Inc. (referred to herein as the “Member(s)”).

RECITALS

WHEREAS, the Member desires to form a limited liability company pursuant to the laws of the State of Nevada; and

WHEREAS, the Member desires to adopt this Agreement to govern the formation and operation of the limited liability company;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member agrees as follows:

ARTICLE 1."

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.1

“Act” shall mean the Chapter 86 of the Nevada Revised Statutes, Sections 86.010 through 86.590, as the same may be amended from time to time.

1.2

“Affiliate” of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable.  The term “control,” as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

1.3

“Agreement” shall mean this Operating Agreement, as originally executed and as amended from time to time.

1.4

“Articles” shall mean the Articles of Organization for the Company originally filed with the Nevada Secretary of State and as amended from time to time.

1.5

“Bankruptcy” shall mean:  (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

1.6

“Capital Account” shall mean with respect to any Member the capital account which the Company establishes and maintains for such Member.

1.7

“Capital Contribution” shall mean the total amount of cash and fair market value of property contributed, and/or services rendered or to be rendered, to the Company by Member.

1.8

“Change of Control Transaction” means: (i) an acquisition by any Person or group of Persons of, or the entering into of a definitive agreement with the Company by any Person or group of Persons to acquire, the outstanding equity interests of the Company in a transaction or series of or transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership of more than 50% of the combined equity interests or voting power of the Company; or (ii) the execution of a definitive agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions, involving the Company, unless both (1) the Member, immediately after such transaction or transactions, will beneficially own at least 50% of the combined equity interests or voting power of the Company (or, if the Company will not be the surviving entity in such merger, consolidation or reorganization, such surviving entity), and (2) the Company is not subject to an agreement that contemplates that individuals who are then Managers of the Company will constitute less than a majority of the Managers of the Company (or such surviving entity, as the case may be) after the closing of such transaction.

1.9

 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.10

“Company” shall mean ecoMates LLC, a Nevada limited liability company.

1.11

“Distributable Cash” shall mean the amount of cash which the Manager deems available for distribution to the Member, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Manager deem necessary for the Company’s business or to place into reserves for customary and usual expenditures or claims with respect to such business.

1.12

“Economic Interest” shall mean the right to receive distributions of the Company’s assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, or except as provided in the Act, any right to information concerning the business and affairs of the Company.

1.13

“Effective Date” means the date hereof.

1.14

“Fiscal Year” shall mean the Company’s fiscal year, which shall be December 31.

1.15

 “Manager” shall initially mean Ethos Environmental, Inc., who shall serve as the Manager.

1.16

“Member” shall mean Ethos Environmental, Inc.

1.17

“Membership Interest” shall mean a Member’s entire interest in the Company including the Member’s Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

1.18

 “Person” shall mean an individual, partnership, limited partnership, Limited Liability Company, corporation, trust, estate, association or any other entity.

1.19

 “Regulation” shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that has been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

1.20

“Tax Matters Partner” (as defined in Code Section 6231) shall be such person as designated pursuant to Section 8.8.

1.21

“Unrecovered Capital” means the total Capital Contributions made by a Member (other than Special Contributions), reduced by the total amount distributed to such Member pursuant to Section 7.1(c).

ARTICLE 2

"ORGANIZATIONAL MATTERS

2.1

Formation.  The Member has formed a Nevada limited liability company under the laws of the State of Nevada by filing the Articles with the Nevada Secretary of State and entering into this Agreement.  The rights and liabilities of the Member shall be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2

Name.  The name of the Company is currently “ecoMates, LLC.”  The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider appropriate or advisable.

2.3

Term.   The Company shall continue in existence perpetually, unless sooner dissolved as provided by this Agreement or required by the Act.

2.4

Office and Agent.  The Company shall continuously maintain an office and registered agent in the State of Nevada, as required by applicable law. The registered agent in the State of Nevada shall be Paracorp Incorporated 318 N Carson Street #208 Carson City, NV 89701, or such other individual or entity as the Managers may determine.  The Company may also have such offices anywhere within and without the State of Nevada as the Managers may determine from time to time or the business of the Company may require.  The registered agent shall be as stated in the Articles or as otherwise determined by the Manager.

2.5

Purpose and Business of the Company.  The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.  Notwithstanding the foregoing, without the consent of the Member, the Company shall not engage in any business other than the following: The sole and exclusive right to market Ethos Environmental, Inc. product known as Ethos FR. Ethos Environmental, Inc. is .  Member #1"the Company’s sole Member and Manager.

ARTICLE 3

"CAPITAL STRUCTURE; CONTRIBUTIONS

3.1

Authorized Membership Interest. The Company shall have one class of Membership interest which will represent one hundred percent (100.0%) interest in the Company (the "Membership Interest").

3.2

Capital Contributions of Member.

(a)

Ethos Environmental, Inc.  Ethos Environmental, Inc., the Company’s sole member and Manager has contributed and assigned to the Company the sole and exclusive right to directly market Ethos Environmental, Inc. product known as Ethos FR.  In consideration of the above contributions, Ethos Environmental, Inc., will be issued a Membership Certificate for 1,000 Membership Units which will currently represent one hundred percent (100%) of the Membership Interest in the Company.

3.3

Additional Capital Contributions; Capital Call.  Member shall not be required to make any additional Capital Contributions.  However, if the Manager determine that additional capital contributions are necessary or appropriate for the conduct of the Company’s business, including without limitation, expansion or diversification, then in that event, the Member shall have the opportunity, but not the obligation, to participate in such additional capital contributions on a pro rata basis in accordance with their Percentage Interests, in order to maintain their respective Percentage Interest in the Company.

3.4

No Interest.  Except as otherwise provided in this Agreement, Member shall not be entitled to receive any interest on his or her Capital Contributions.

ARTICLE 4"

MEMBER

4.1

Limited Liability.  Except as expressly set forth in this Agreement or required by law, Member shall not be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

4.2

Admission of Additional Member.  The Manager may not admit to the Company additional Member.

4.3

Transactions with the Company.  Subject to any limitations set forth in this Agreement and with the prior approval of the Manager, Member may lend money to and transact other business with the Company.  Subject to other applicable law Member has the same rights and obligations with respect thereto as a Person who is not a Member.

4.4

Remuneration of Member. Except as otherwise specifically provided in this Agreement, Member is not entitled to remuneration other than customary Director fees as established by the Manager and reimbursement of costs associated with travel and lodging related to Company activities or other activities directly related to the Business.

4.5

Meetings of Member.  Meetings of Member may be held at such date, time and place within or without the State of Nevada as the Managers may fix from time to time, or if there are two or more Managers and they are unable to agree to such time and place, a Majority-in-Interest of the Member shall determine the time and place.  No annual or regular meetings of Member are required.  Meetings may also be held telephonically to the extent the Managers so direct.  At any Member’ meeting, the Managers shall appoint one Manager who shall preside at the meeting and a person (who need not be either a Member or a Manager) to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute books of the Company.

ARTICLE 5

MANAGEMENT AND GOVERNANCE OF THE COMPANY

5.1

Management.  The business and affairs of the Company shall be vested in the Manager.  The Manager shall direct, manage and control the business of the Company to the best of its ability. Except for situations in which the approval of the Member is expressly required by this Agreement or by applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

5.2

Number, Tenure and Qualifications.  There shall initially be one (1) Manager,   Ethos Environmental, Inc., a Nevada corporation.  The number of Managers of the Company may be changed by the affirmative vote of Member holding at least fifty-one percent (51%) of the membership interest entitled to vote.  Manager shall hold office until his or her successor shall have been elected and qualified.  Manager need not be a resident of the State of Nevada or a Member of the Company.

5.3

Powers of Managers.  Without limiting the generality of Article 5.1, the Managers, acting individually or jointly, shall have power and authority, on behalf of the Company:

(a)

to acquire property from any person or entity as the Managers may determine.  The fact that a Manager or a Member is directly or indirectly affiliated or connected with any such person or entity shall not prohibit the Managers from dealing with that person or entity;

(b)

to borrow money for the Company from banks, other lending institutions, the Managers, Member, or affiliates of the Managers or Member on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums.  No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

(c)

to purchase liability and other insurance to protect the Company's property and business;

(d)

to hold and own any Company real and/or personal properties in the name of the Company;

(e)

to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

(f)

to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinions of the Managers, to the business of the Company;

(g)

to purchase stocks, bonds and securities, including options, warrants, and to engage in margin trading;

(h)

to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

(i)

to enter into any and all other agreements on behalf of the Company, with any other person or entity for any purpose, in such forms as the Managers may approve; and

(j)

to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

5.4

Restrictions on Authority.

(a)

The Managers shall not have the authority to, and covenant and agrees that they shall not, do any of the following acts without the unanimous consent of the Member:

(i)

cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Article 5.1 hereof;

(ii)

knowingly do any act in contravention of this Agreement;

(iii)

knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iv)

possess Company property, or assign Company rights in specific property, for other than a Company purpose;

(v)

cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)

Unless authorized to do so by this Agreement or by the Managers, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.  No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

5.5

Liability for Certain Acts.  The Manager shall perform their duties as Manager in good faith, in a manner that they reasonably believe to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Manager who so performs the duties as Manager shall not have any liability by reason of being or having been a Manager of the Company.  Manager does not, in any way, guarantee the return of the Member' Capital Contributions or a profit for the Member from the operations of the Company.  Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of this Agreement or a wrongful taking by the Manager.

5.6

Manager and Member Have No Exclusive Duty to Company.  Manager shall not be required to manage the Company as Managers' sole and exclusive function and they (and any Manager and/or Member) may have other business interests and may engage in other activities in addition to those relating to the Company.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers and/or Member or to the income or proceeds derived therefrom.  Neither the Managers nor any Member shall incur any liability to the Company or to any of the Member as a result of engaging in any other business or venture.

5.7

Bank Accounts.  The Manager may from time to time open bank accounts in the name of the Company, and the Manager and/or Manager's duly authorized representatives of the Company shall be the sole signatories thereon, unless the Manager determine otherwise.

5.8

Indemnity of the Managers.  The Company shall indemnify the Manager and make advances for expenses to the maximum extent permitted under the Act.

5.9

Resignation.  Manager may resign at any time by giving written notice to the Member of the Company.  The resignation of Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  The resignation of Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

5.10

Vacancies.  Any vacancy occurring for any reason in the number of Managers may be filled by the unanimous affirmative vote of the remaining Managers then in office, provided that if there are no remaining Manager, the vacancy(ies) shall be filled by the affirmative vote of Member holding fifty-one percent (51%)) of the Membership Interest entitled to vote.

5.11

Compensation. The compensation of the Manager shall be fixed from time to time by an affirmative vote of Member holding at least fifty-one percent (51%) of the Units entitled to vote, and Manager shall not be prevented from receiving such salary by reason of the fact that he or she is also a Member of the Company.

5.12

Right to Rely on the Manager.  Any person or entity dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by any duly authorized Manager as to:

a.

the identity of any Manager or any Member;

b.

the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by any authorized Manager or representative of the Manager or which are in any other manner germane to the affairs of the Company;

c.

the persons who are authorized to execute and deliver any instrument or document of the Company; or

d.

any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

ARTICLE 6

"ALLOCATIONS OF NET PROFITS AND NET LOSSES; DISTRIBUTIONS, RIGHTS

6.1

Distributions.  Available Cash shall be distributed to the Member at such time as the Manager determines to the Member in accordance with each Member’s then current Percentage Interest.

6.2

Tax Distributions.

6.2.1

The Company will use its reasonable best efforts  to distribute to each Member with respect to each Taxable Year of the Company (excluding the Taxable Year in which the Company is being liquidated)an amount of cash equal to such Member’s Tax Liability Amount (a “Tax Distribution”).  For this purpose, “Tax Liability Amount” for any given Taxable Year of the Company means an amount equal to (x) the Assumed Tax Rate multiplied by (1) the taxable income (including separately stated items) and gain allocated to such Member for such Taxable Year of the Company (as shown on the applicable Internal Revenue Service Form 1065 Schedule K-1 filed by the Company), excluding partner-level taxable income adjustments made under Code section 743(b), minus (2) the cumulative losses that have been allocated to such Member to the extent such losses have not previously reduced taxable income and gain pursuant to this provision, minus (y) such Member’s pro rata share of any taxes imposed on and paid by the Company to a non-U.S. governmental authority

To the extent deemed feasible by the Board of Managers, Tax Distributions shall be made on a quarterly basis based on estimates of the Company’s income to facilitate the Member’ ability to make quarterly estimated tax payments with respect to their income from the Company.  At such time as the taxable income or loss of the Company is finally determined for purposes of the filing of its Federal income tax return for the relevant year, the Member’ will, upon request of the Board of Managers, refund to the Company the amounts of any excess Tax Distributions calculated in the manner provided above received by them based on such final determination.

6.2.2

If there is insufficient cash to distribute to each Member an amount equal to each Member’s Tax Liability Amount, the Company will make Tax Distributions pursuant to this Section 6.2 to the Member with Tax Liability Amounts pro rata in accordance with Member’ Tax Liability Amounts.  To the extent that the Company does not make Tax Distributions because of insufficient cash, the Company will use commercially reasonable efforts to obtain necessary cash and such Tax Distributions will be made when such cash becomes available and before any other Distribution is made.

6.2.3

All Tax Distributions will be repaid by reducing the amount of the current or next succeeding Distribution or Distributions which would have otherwise been made to such Member (or Holder), or if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member (or Holder).  For all other purposes of this Agreement, each Member (and Holder) will be treated as having received all Distributions unreduced by the amount of such Tax Distributions.  In the event that the Company is liquidated and a liability is asserted against the Board of Managers or any Member (or Holder) for Tax Distributions, the Board of Managers or such Member (or Holder), as applicable, will have the right to be reimbursed from the Member on whose behalf such Tax Distributions were made to the extent such Member has received cumulative Distributions in excess of what it would have received without regard to this Section 6.

6.2.4

The Company will not, nor will it permit any of its subsidiaries to, enter into any agreements prohibiting Tax Distributions, other than any material financing arrangements that are approved by the Board of Managers after using its reasonable best efforts to remove such prohibition.

6.3

Interest.  If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, subject to Section 6.4, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective Economic Interest at the close of such day.

However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

6.4

Form of Distribution.  A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.  No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Member and no Member may be compelled to accept a distribution of any asset in kind.

6.5

Restriction on Distributions.

6.5.1

No distribution shall be made if, after giving effect to the distribution:

(i)

The Company would not be able to pay its debts as they become due in the usual course of business; or

(ii)

The Company’s total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy any preferential rights of other Member, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

6.5.2

The Manager may base a determination that a distribution is not prohibited on any of the following:

()

Financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances;

()

A fair market valuation of the Company or its assets; or

()

Any other method that is reasonable in the circumstances.

The effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

6.6

Obligations of Member to Report Allocations.  The Member are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Company income and loss for income tax purposes.

ARTICLE 7

"TRANSFER AND ASSIGNMENT OF INTERESTS

7.1

Transfers. The Member may not sell, encumber, mortgage, hypothecate, assign, pledge, transfer or otherwise dispose of all or any portion of its Membership Interest without first receiving the majority vote of all Member’s shareholders entitled to vote thereon.

ARTICLE 8"

ACCOUNTING, RECORDS, REPORTING BY MEMBER

8.1

Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal office all of the following:

(a)

A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

(b)

A current list of the full name and business or residence address of each Manager;

(c)

A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

(d)

Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

(e)

A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(f)

Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

(g)

The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

8.2

Delivery to Member and Inspection.

8.2.1

Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Manager shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained under this Sections and a copy of this Agreement.

8.2.2

Each Member and Manager has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Assignee, to:

(i)

inspect and copy during normal business hours any of the Company records described in Sections 8.1.1 through 8.1.7; and

(ii)

obtain from the Managers, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.

8.2.3

Any request, inspection or copying by a Member or Assignee under this Section 8.2 may be made by that Person or that Person’s agent or attorney.

8.2.4

The Managers shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by a Manager pursuant to a power of attorney from the Member.

8.3

Annual Statements.

8.3.1

The Company under guidance from the Manager shall cause an annual report to be sent to Member not later than nintey (90) days after the close of the Company’s Fiscal Year, which shall end on December 31st.  The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year.  Such financial statements shall be accompanied by management discussion and analysis as well as the report of the independent accountants engaged by the Company as well as the certificate of a Manager that the financial statements were prepared without audit from the books and records of the Company.

8.3.2

The Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Member’ federal and state income tax returns. The Manager shall send or cause to be sent to Member within ninety (90) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns.

8.3.3

The Manager shall cause to be filed at least annually with the Nevada Secretary of State any statement required under the Act.

8.4

Financial and Other Information. The Manager shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request. The Manager shall distribute to the Member, promptly after the preparation or receipt thereof by the Manager, any financial or other information relating to any Person in which the Company owns, directly or indirectly, an equity interest, including any filings by such Person under the Securities Exchange Act of 1934, as amended, that is received by the Company with respect to any equity interest of the Company in such Person.

8.5

Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.  If a Manager required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Manager or Member may prepare, execute and file that document with the Nevada Secretary of State.

8.6

Bank Accounts. The Managers shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

8.7

Accounting Decisions and Reliance on Others.  All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager.  The Manager may rely upon the advice of the Company’s independent accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

8.8

Tax Matters for the Company Handled by Manager.  The Manager shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Member.  The Manager or their designated Agent shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith.  The Manager shall oversee the Company’s tax affairs in the overall best interests of the Company.

ARTICLE 9

DISSOLUTION AND WINDING UP

9.1

Dissolution.  The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

9.1.1

The happening of any event of dissolution specified in the Articles;

9.1.2

The entry of a decree of judicial dissolution pursuant to the Nevada Limited Liability Company Act;

9.1.3

A decision made by the Manager, in their reasonable discretion, and approved by the affirmative vote of the Shareholders of the Member so entitled to vote thereon, to dissolve the Company because the Manager have determined in good faith that changes in any applicable law or regulation would have a material adverse effect on the continuation of the Company .

9.2

Certificate of Dissolution.  As soon as possible following the occurrence of any of the events specified in Section 9.1, the Manager who has not wrongfully dissolved the Company or, if none, the Member, shall execute a Certificate of Dissolution in such form as shall be prescribed by the Nevada Secretary of State and file the Certificate as required by the Act.

9.3

Winding Up.  Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors.  The Manager who has not wrongfully dissolved the Company or, if none, the Member, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefore, to be applied and distributed as provided in Section 6.1.  The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

9.4

Distributions.  Immediately upon the occurrence of an Event of Dissolution, the all assets held by the Company shall be returned, by operation of law, to the Member pursuant to Section 9.5.

9.5

Order of Payment Upon Dissolution.

(a)

After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Member who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Member in accordance with Section 6.1.  Such liquidating distributions shall be made by the end of the Company’s taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

(b)

The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

(i)

Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Member or Managers to be adequate at the time of any distribution of the assets pursuant to this Section.

(ii)

The amount of the debt or liability has been deposited as with the Company or as otherwise provided in the Nevada Limited Liability Company Act.

This Section 9.5.2 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

9.6

Certificate of Cancellation.  The Managers or Member who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the Nevada Secretary of State, a Certificate of Cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

9.7

No Action for Dissolution.  Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event.  The Member acknowledges that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 9.1.   Damages for breach of this Section 9.7 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

ARTICLE 10

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INDEMNIFICATION AND INSURANCE

10.1

Indemnification of Agents.  The Company shall defend and indemnify any Member or Manager and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.  The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

10.2

Insurance.  The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 10.1 or under applicable law.

ARTICLE 11

MISCELLANEOUS

11.1

Complete Agreement.  This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Member and Managers with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Member and Managers or any of them.  No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Member or Managers or have any force or effect whatsoever.  To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

11.2

Binding Effect.  Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Member, and their respective successors and assigns.

11.3

Parties in Interest.  Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Member and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

11.4

Pronouns; Statutory References.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.  Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

11.5

Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

11.6

Interpretation.  In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or their counsel.

11.7

References to this Agreement.  Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

11.8

Jurisdiction.  Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 11.10.  Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in Section 11.15 of this Agreement, and that when so made shall be as if served upon him or her personally within the State of Nevada.

11.9

Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.10

Additional Documents and Acts.  Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.11

Notices.  Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice.  Such notices will be given to a Member or Managers at the address specified in Exhibit A hereto.  Any party may, at any time by giving five (5) days’ prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

11.12

Amendments.  All amendments to this Agreement will be in writing and will not be effective unless approved pursuant to Section 5.7; provided, however, that any such amendment that disproportionately disadvantages one Member relative to another Member will not be effective without the written concurrence of such disadvantaged Member.  Amendments to Exhibit A  following any new issuance, redemption, repurchase, reallocation or Transfer of Units in accordance with this Agreement may be made by the Board of Managers  without the consent of or execution by the Member

11.13

Reliance on Authority of Person Signing Agreement.  If a Member is not a natural person, neither the Company nor any Member will () be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or () be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

11.14

No Interest in Company Property; Waiver of Action for Partition.  No Member or Assignee has any interest in specific property of the Company other than the property identified in 11.1 above.  Without limiting the foregoing, each Member and Assignee irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company

11.15

Time is of the Essence.  All dates and times in this Agreement are of the essence.

11.16

Remedies Cumulative.  The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

CERTIFICATION

IN WITNESS WHEREOF, the parties have executed, or caused this Operating Agreement of ecoMates, LLC, a Nevada Limited Liability Company, to be executed by signing below. The undersigned represents to the Company that the Undersigned has read and understands the terms and conditions as set forth in this Agreement and agrees to be bound by such terms and conditions.  It is expressly agreed that the parties may execute this Signature Page to the Operating Agreement in counter parts and via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

MEMBER

Ethos Environmental, Inc.

Dated: April 15, 2009

/s/ Corey Scholssmann

By: Corey Schlossmann

Its: Chief Executive Officer